Exhibit 24.1.1

TECO ENERGY, INC.

POWER OF ATTORNEY

Each of the undersigned in his capacity as a Director or officer or both, as the case may be, of said Corporation, does hereby appoint R. D. Fagan, G. L. Gillette and D. E. Schwartz, and each of them, severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as Director or officer or both, as the case may be, of said Corporation, the Annual Report on Form 10-K for year ended December 31, 2003, and any and all amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys has the power to act hereunder with or without the other of said attorneys and shall have full power of substitution and resubstitution.

IN TESTIMONY WHEREOF, the undersigned have executed this instrument on the dates set forth below.

/s/ R. D. Fagan	January 27, 2004
R. D. Fagan, Chairman of the Board,
President, Director and Chief Executive Officer
(Principal Executive Officer)

/s/ G. L. Gillette	February 20, 2004
G. L. Gillette, Senior Vice President-Finance
and Chief Financial Officer
(Principal Financial Officer)

/s/ S. M. Payne	February 10, 2004
S. M. Payne, Vice President-Corporate
Accounting and Tax and Assistant Secretary
(Principal Accounting Officer)

/s/ C. D. Ausley	January 27, 2004
C. D. Ausley, Director

/s/ S. L. Baldwin	January 27, 2004
S. L. Baldwin, Director

/s/ J. L. Ferman, Jr.	January 27, 2004
J. L. Ferman, Jr., Director

/s/ L. Guinot, Jr.	January 27, 2004
L. Guinot, Jr., Director

/s/ I. D. Hall	January 27, 2004
I. D. Hall, Director

/s/ S. W. Hudson	January 27, 2004
S. W. Hudson, Director

/s/ T. L. Rankin	January 27, 2004
T. L. Rankin, Director

/s/ W. D. Rockford	January 27, 2004
W. D. Rockford, Director

/s/ W. P. Sovey	January 27, 2004
W. P. Sovey, Director

/s/ J. T. Touchton	January 27, 2004
J. T. Touchton, Director

/s/ J. A. Urquhart	January 27, 2004
J. A. Urquhart, Director

/s/ J. O. Welch, Jr.	February 13, 2004
J. O. Welch, Jr., Director

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